EXHIBIT 15.1

           INDEPENDENT ACCOUNTANTS' AWARENESS LETTER



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We are aware that Diamond Shamrock, Inc. has included our report dated May 11, 1995 (issued pursuant to the provisions of Statement on Auditing Standards No.
71) in the Prospectus to be filed on or about May 18, 1995. We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,



/S/ PRICE WATERHOUSE LLP
    Price Waterhouse LLP


San Antonio, Texas

May 18, 1995